Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

VENOCO, INC. ANNOUNCES RESERVES
AND OPERATIONS UPDATE

Venoco Reports Year-End 2009 Reserves of 98.3 Million BOE — Reflecting 18% Year-over-Year Reserve Growth
(net of production and pro forma for sale of Hastings Field)

Full-year 2009 Production of 20,622 BOE/d
 • 7% growth pro forma year-over-year
• Exceeded original guidance by 8.5%

DENVER, COLORADO, February 16, 2010 /Marketwire/ — Venoco, Inc. (NYSE: VQ) announced today that its total proved oil and gas reserves as of December 31, 2009 were 98.3 million barrels of oil equivalent (MMBOE) at SEC pricing of $61.04 per barrel of oil and $3.87 per thousand cubic feet (MCF) of natural gas.  The company’s production in 2009 was approximately 7.5 MMBOE or 20,622 BOE per day.

“Net of production and the Hastings sale, we added almost 16 MMBOE of reserves this year,” said Tim Marquez, Chairman and CEO.  “Our biggest adds were in the Sacramento Basin where we’ve demonstrated the reserve capacity associated with downspacing and low-resistivity pay.”

Net of production, the company added 12.2 MMBOE of proved reserves in its Sacramento Basin assets, including 2.7 MMBOE from a mid-year acquisition.  In its Southern California assets, the company added 2.8 MMBOE to proved reserves net of production.  In its Texas assets, which the company has announced are for sale, reserves, pro forma for the sale of Hastings and net of production, were flat.

Year-end 2009 reserves net of production increased 18% compared to year-end 2008 reserves, pro forma for the February 2, 2009 sale of the Hastings field, of 89.8 MMBOE.  The company replaced 210% of its 2009 production.  The company expects 2009 all-in finding and development costs will be approximately $12.12 per BOE and that organic finding and development costs, which exclude proved property acquisitions, will be approximately $13.63 per BOE.

The pre-tax PV-10 value of the company’s reserves using SEC pricing of $61.04 per barrel for oil and $3.87 per MMBTU for gas is $801 million.  The company’s estimate of reserves using the December 31, 2009 NYMEX 5-year strip pricing is 101.3 MMBOE.  The pre-tax PV-10 value using the NYMEX 5-year strip pricing is $1.67 billion.  See the end of this release for a reconciliation of PV-10 to a standardized measure.

The following table details our reserve categories and PV-10 for the last three years (see the end of this release for a reconciliation of PV-10 to a standardized measure):

Net Proved Reserves (end of period)	2007	2008	PF2008	2009
Oil (MBbls)
Developed	44,730	34,468	26,847	29,309
Undeveloped	19,446	23,691	23,691	22,657
Total	64,176	58,159	50,538	51,966

Natural Gas (MMcf)
Developed	96,522	107,417	107,025	126,671
Undeveloped	118,083	128,749	128,749	151,411
Total	214,605	236,166	235,774	278,082

Total Proved Reserves (MBoe)	99,944	97,520	89,834	98,313

PV-10 ($000)
Developed	$1,529,383	$365,281	$339,074	$446,965
Undeveloped	829,932	251,400	251,400	354,088
Total	$2,359,315	$616,681	$590,474	$801,053

Operations Update

“We were very pleased with our production results this year and were able to exceed our original annual guidance of 19,000 BOE/d by 8.5%,” said Mr. Marquez.

The company announced that production in the fourth quarter of 2009 was 20,079 BOE/d, down slightly from third quarter production of 20,264 and flat with fourth quarter 2008 production, pro forma for the Hastings sale, of 20,110 BOE/d.

For full-year 2009, production was 20,622 BOE/d, down from full-year 2008 production of 21,674 BOE/d.  Pro forma for the Hastings sale, full-year 2009 production was 20,397 BOE/d, up 7% over pro forma full-year 2008 production of 19,088 BOE/d.

The following table details the company’s daily production by region (BOE/d) as reported:

Region	4Q 2008	3Q 2009	4Q 2009	Full-year 2009
Sacramento Basin	9,668	10,498	10,227	10,230
Southern California	8,903	8,207	8,354	8,523
Texas (and other)	4,103	1,559	1,498	1,869
Total	22,674	20,264	20,079	20,622

Total excluding Hastings	20,110	20,264	20,079	20,397

Production from the Sacramento Basin was steady in the fourth quarter.  The company has increased from a 1-rig drilling program in the Basin in the third and fourth quarters of 2009 to a 3-rig drilling program in early February 2010.  Under the current capital expenditure plan, daily production in the Basin is expected to remain flat in 2010.

In Southern California, production was up slightly quarter over quarter.  The company expects to see production up slightly in 2010, with some of the effect of 2010 spending realized in 2011.

The company expects to complete the sale of some or all of its Texas assets sometime in the second quarter of 2010.

Expectations with respect to future production rates, reserves and capital projects are subject to a number of uncertainties, including those referenced below in “Forward-looking Statements”.

2010 Capital Budget

As the company has previously announced, its capital expenditures budget for 2010 is $180 million.  Approximately $72 million (40%) is budgeted for the Sacramento Basin, $73 million (41%) for Southern California and $26 million (14%) for Monterey Exploration, with $9 million (5%) originally allocated to Texas.  With a successful sale of the Texas properties, the capital budgeted for Texas will be reallocated.

2010 Forecasts

The following table summarizes the company’s 2010 guidance:

•                  Production: 20,250 BOE/d

•                  Lease Operating Expenses: $14.50 per BOE

•                  G&A Expenses (excluding stock-based compensation): $4.50 per BOE

•                  DD&A: $12.00 per BOE

The forecasts do not include the effect of the anticipated sale of some or all of the company’s Texas assets.

Venoco is an independent energy company primarily engaged in the acquisition, exploitation and development of oil and natural gas properties in California and Texas.  Venoco operates three offshore platforms in the Santa Barbara Channel, has non-operated interests in three other platforms, operates four onshore properties in Southern California, has extensive operations in Northern California’s Sacramento Basin and operates thirteen fields in Texas. Estimates of unproved reserves, which may potentially be recoverable, are, by their nature, more uncertain than estimates of proved reserves and accordingly are subject to substantially greater risk of not actually being realized.

Forward-looking Statements

Statements made in this news release relating to Venoco’s future production, expenses, capital expenditures and development projects, and all other statements except statements of historical fact, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on assumptions and estimates that management believes are reasonable based on currently available information; however, management’s assumptions and the company’s future performance are both subject to a wide range of business risks and uncertainties and there is no assurance that these goals and projections can or will be met. Any number of factors could cause actual results to differ materially from those in the forward-looking statements, including, but not limited to, the timing and extent of changes in oil and gas prices, the timing and results of drilling and other development activities, the availability and cost of obtaining drilling equipment and technical personnel, risks associated with the availability of acceptable transportation arrangements and the possibility of unanticipated operational problems, delays in completing production, treatment and transportation facilities, higher than expected production costs and other expenses, and pipeline curtailments by third parties. The Company may not be able to complete its planned disposition of assets in Texas on acceptable terms, in a timely manner, or at all. All forward-looking statements are made only as of the date hereof and the company undertakes no obligation to update any such statement. Further information on risks and uncertainties that may affect the Company’s operations and financial performance, and the forward-looking statements made herein, is available in the company’s filings with the Securities and Exchange Commission, which are incorporated by this reference as though fully set forth herein.

	December 31,
	2007	2008	PF2008	2009
Standardized measure of discounted future net cash flows*	$1,655,641	$610,096	$583,977	$692,805
Add: Present value of future income taxes discounted at 10%	703,674	6,585	6,497	108,248
PV-10 at SEC prices	$2,359,315	$616,681	$590,474	$801,053

* preliminary

For further information, please contact Mike Edwards, Vice President, (303) 626-8320; http://www.venocoinc.com; E-Mail investor@venocoinc.com.

Source: Venoco, Inc.

/////